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                                                                      Exhibit 99

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                                State of Idaho

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                              Department of State
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                           CERTIFICATE OF EXISTENCE

                                      OF

                            VICTOR INDUSTRIES, INC.

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation records of this State.

     I FURTHER CERTIFY That the records of this office show that the above named corporation was incorporated under the laws of Idaho and was issued a certificate of incorporation in Idaho on January 19, 1926 under the file number C 15352.

     I FURTHER CERTIFY That the corporation is in goodstanding on the records of this office.

Dated: August 25, 1997

                                           Pete T. Cenarrusa

 [Great Seal of the                        /s/ Pete T. Cenarrusa
   State of Idaho]                         -------------------------
                                           SECRETARY OF STATE

                                           Sheryl Deieries

                                           By: /s/ Sheryl Deieries
                                              ----------------------

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